Exhibit 10.25
LETTER AGREEMENT REGARDING BERGGRUEN HOLDINGS LTD EMPLOYEES
LIBERTY ACQUISITION HOLDINGS CORP.
, 2007
Berggruen Holdings Ltd
Gentlemen:
     This letter will confirm our agreement, that commencing on the consummation date of the initial public offering (“IPO”) of the securities of Liberty Acquisition Holdings Corp. (the “Company”) and continuing until the earlier of the consummation by the Company of a “Business Combination” or the liquidation of the Company (each, as described in the Company’s IPO prospectus (“Prospectus”), Berggruen Holdings, Ltd (“Berggruen”) shall make the following employees of Berggruen available to the Company to assist in identifying target companies and performing the due diligence of such target companies: (i) Jared Bluestein, Eric Hanson and Jennifer Stewart and (ii) such other employees of Berggruen as Berggruen may designate from time to time (collectively, the “Employees”); provided, however, that none of the Employees shall be required to commit any specified amount of time to the Company’s affairs. Berggruen hereby acknowledges that supporting the Company is part of each Employee’s duties to Berggruen and hereby agrees that the Employees shall be made available to the Company at no cost to the Company. Each Employee has executed, or will execute, a letter agreement with the Company acknowledging that such Employee will be subject to the conflict of interest procedures described in the Prospectus.
     Berggruen agrees that in the event it or one of its investment professionals becomes aware of, or involved with, any Business Combination (as defined below) opportunities with an enterprise value of $750 million or more, Berggruen will first offer such business opportunities to the Company and further agrees that neither it nor any of its affiliates will pursue such opportunities unless and until the Company’s Board of Directors determines that it will not pursue such opportunities (the “Company’s Right of First Review”) unless such Business Combination opportunity is competitive (as defined below) with one of the Portfolio Companies of Berggruen (as defined below) in which case they would first be offered to such Portfolio Company. As used herein, a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company. As used herein, a “Portfolio Company” shall mean a company in which Berggruen controls a majority of the voting stock or a majority of the board of directors of such company. A Business Combination opportunity will be considered “competitive” with a Berggruen Portfolio Company if the target company is engaged in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which are the same as, or competitive with, the products or services which a Berggruen Portfolio Company designs, develops, manufactures, distributes or sells. The Company’s Right of First Review will begin upon the consummation of the IPO and terminate on the earlier of (i) the consummation by the Company of a Business Combination or (ii) the dissolution and liquidation of the Company.
[Signatures appear on following page]

Very truly yours, LIBERTY ACQUISITION HOLDINGS CORP.
By:
	Name:	Nicolas Berggruen
	Title:	President

AGREED TO AND ACCEPTED BY: BERGGRUEN HOLDINGS LTD
By:
	Name:	Nicolas Berggruen
	Title:	President

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